EXHIBIT 99.1

STATE OF NORTH CAROLINA		IN THE GENERAL COURT OF JUSTICE
SUPERIOR COURT DIVISION
COUNTY OF WAKE		FILE NO.: 07-CVS-20453

DAVID SHAEV PROFIT SHARING	)
ACCOUNT F/B/O NORA VIDES, on	)
Behalf of Itself and All Others Similarly	)
Situated,	)
)
Plaintiffs,	)
	)	STIPULATION AND ORDER OF
	)	VOLUNTARY DISMISSAL
vs.	)
)
WASTE INDUSTRIES USA INC.,	)
LONNIE C. POOLE, JR., JIM W. PERRY,	)
PAUL F. HARDIMAN, GLENN E.	)
FUTRELL, and JAMES A. WALKER,	)
)
Defendants.	)

IT IS HEREBY ORDERED, upon the stipulation of counsel for all parties, pursuant to Rules 23(c) and 41 of the North Carolina Rules of Civil Procedure, that the Voluntary Dismissal Without Prejudice filed by Plaintiff on January 31, 2008 is declared moot because a putative class action may not be dismissed without approval of the Court, and that the Complaint in this action is now hereby DIMISSED without prejudice upon the terms and conditions contained in this Stipulation and Order of Voluntary Dismissal.

The Court finds that this class action is in its nascent stage and has not been certified, that the Plaintiff has determined that it does not wish to proceed with this action, and that no putative class member will be prejudiced by the dismissal. The Court further finds that Plaintiff and its counsel have not received any consideration in exchange for this dismissal and that, under the circumstances, no notice to any putative class member is required.

This dismissal is upon the following terms and conditions:

1. Neither the David Shaev Profit Sharing Account, nor any person or entity for whom securities are held in that Account (including but not limited to David Shaev and Nora Vides), will refile in this or any other jurisdiction any lawsuit asserting claims regarding the proposed merger of Waste Industries USA Inc. (“the Proposed Merger”).

2. Except for claims for which federal jurisdiction is exclusive, if any, counsel of record for Plaintiff will not file any claims regarding the Proposed Merger for any member of the putative class in any Court other than the North Carolina Superior Court for Wake County, with a simultaneous Designation as a Mandatory Complex Business Case, unless leave of this Court is first obtained for good cause shown.

3. The parties shall bear their own fees and costs.

This the      day of February, 2008.

The Honorable John R. Jolly, Jr.
Special Superior Court Judge for
Complex Business Cases
CONSENTED TO:

/s/ Fred B. Monroe	/s/ Lee M. Whitman
Fred B. Monroe, N.C. State Bar No. 23438	Benjamin N. Thompson, N.C. State Bar No. 9005
JAMES, MCELROY AND DIEHL, P.A.	Lee M. Whitman, N.C. State Bar No. 20193
600 South College Street, Suite 3000	Sarah M. Johnson, N.C. State Bar No. 32752
Charlotte, North Carolina 28202	WYRICK ROBBINS YATES & PONTON LLP
fmonroe@jmdlaw.com	Post Office Drawer 17803
Raleigh, NC 27619
Robert I. Harwood	lwhitman@wyrick.com
HARWOOD FEFFER LLP	bthompson@wyrick.com
488 Madison Ave., 8th Floor
New York, NY 10022
Attorneys for Defendant Waste Industries USA, Inc.
Patricia C. Weiser
Debra S. Goodman	/s/ Mack Sperling
Sandra G. Smith	James T. Williams, Jr., N.C. State Bar No. 4758
THE WEISER LAW FIRM, PC	Mack Sperling, N.C. State Bar No. 11094
121 N. Wayne Avenue, Suite 100	Benjamin R. Norman, N.C. State Bar No. 32852
Wayne, PA 19087	BROOKS PIERCE MCLENDON HUMPHREY & LEONARD, L.L.P.
Attorneys for Plaintiff	P.O. Box 26000
Greensboro, North Carolina 27420
Telephone: (336) 373-8850
Fax: (336) 378-1001
jwilliams@brookspierce.com
msperling@brookspierce.com
bnorman@brookspierce.com

Attorneys for Lonnie C. Poole, Jr.
and Jim W. Perry

/s/ David C. Wright, III
David C. Wright, III, N.C. State Bar No. 11161
ROBINSON BRADSHAW & HINSON, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Telephone: (704) 377-2536
Facsimile: (704) 378-4000 dwright@rbh.com

Attorneys for Defendants Paul F. Hardiman,

Glenn E. Futrell and James A. Walker